UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2017

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New Jersey	001-16197	22-3537895
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2017, Peapack-Gladstone Financial Corporation (the “Corporation”), announced that Finn M. W. Caspersen, Jr., Chief Strategy Officer and General Counsel, resigned from his positions and from the Board of Directors of Peapack-Gladstone Bank (the “Bank”) and the Corporation, effective December 31, 2017.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the press release of the Corporation dated November 22, 2017 relating to Mr. Caspersen’s resignation.

Subject to the receipt from Mr. Caspersen of an acceptable general release, the Corporation has agreed to pay Mr. Caspersen severance of $640,000 payable over a two-year period, pay him a bonus in respect of the 2017 fiscal year in the amount of $176,000 (payable in March 2018), fully vest 19,355 shares of restricted stock, at today’s price that would be valued at approximately $626,328, which would have vested over the next several years and other perquisites that are consistent with other executives at his level.

Mr. Caspersen will continue to provide consulting services to the Corporation and the Bank for the three-month period ending March 31, 2018 to assist with the transition of his services. Mr. Caspersen will be paid a total of $80,000 for his consulting services.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit 99.1        Press release dated November 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:	/s/ Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Executive Vice President and Chief Financial Officer

Dated: November 22, 2017

EXHIBIT INDEX

Exhibit 99.1        Press release dated November 22, 2017.